                                                                     EXHIBIT 3.2

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                          HANOVER EQUIPMENT TRUST 2001A

                      AMENDED AND RESTATED TRUST AGREEMENT

                           Dated as of August 30, 2001

                                     between

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                             as Certificate Holders

                                       and

                            WILMINGTON TRUST COMPANY,

                                   as Trustee

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                                TABLE OF CONTENTS
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  SECTION 1. DEFINITIONS.....................................................................................     1

          1.1       Definitions..............................................................................     1

  SECTION 2. AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS; DECLARATION OF TRUST BY TRUST COMPANY.......     2

          2.1       Authority to Execute and Perform Various Documents.......................................     2

          2.2       Declaration of Trust by the Trust Company................................................     2

  SECTION 3. PAYMENTS; YIELD;................................................................................     2

          3.1       Priority of Payments.....................................................................     2

          3.2       Event of Default.........................................................................     3

          3.3       Excepted Payments........................................................................     3

          3.4       Return of Certificate Holder Contribution Upon Sale of the Equipment.....................     4

          3.5       Expiration Date..........................................................................     4

          3.6       Certificate Holder Yield.................................................................     4

          3.7       Computation of Certificate Holder Yield on any Certificate Holder Contribution...........     4

          3.8       Inability to Determine Interest Rate.....................................................     5

          3.9       Illegality...............................................................................     5

          3.10      Requirements of Law......................................................................     5

          3.11      Indemnity................................................................................     6

          3.12      Taxes....................................................................................     7

  SECTION 4. DUTIES OF THE TRUSTEE...........................................................................     8

          4.1       Notice of Certain Events.................................................................     8

          4.2       Action upon Instructions.................................................................     8

          4.3       Indemnification..........................................................................     9

          4.4       No Duties Except as Specified in Trust Agreement or Instructions........................      9

          4.5       No Action Except Under Specified Documents or Instructions..............................      9

          4.6       Absence of Duties.......................................................................     10

  SECTION 5. THE TRUSTEE....................................................................................     10

          5.1       Acceptance of Trust and Duties..........................................................     10

          5.2       Furnishing of Documents.................................................................     11

          5.3       No Representations or Warranties as to any Equipment or Operative Agreements............     11

          5.4       Segregation of Moneys...................................................................     11

          5.5       Reliance: Advice of Counsel.............................................................     11

          5.6       Liability with Respect to Documents.....................................................     12

          5.7       Not Acting in Individual Capacity.......................................................     12

          5.8       Books and Records; Tax Returns..........................................................     12

          5.9       Tax Treatment...........................................................................     13

  SECTION 6. INDEMNIFICATION OF THE TRUST COMPANY BY THE CERTIFICATE HOLDERS................................     13

          6.1       The Certificate Holders to Indemnify the Trust Company..................................     13

          6.2       Compensation and Expenses...............................................................     14

          6.3       Limitation..............................................................................     14

  SECTION 7. TERMINATION OF TRUST AGREEMENT.................................................................     14

          7.1       Termination of Trust Agreement..........................................................     14

          7.2       Termination at Option of the Certificate Holders........................................     14

          7.3       Termination at Option of the Trustee....................................................     15

          7.4       Actions by the Trustee upon Termination.................................................     15

          7.5       Bankruptcy of Certificate Holders.......................................................     15

  SECTION 8. SUCCESSOR TRUSTEES, CO-TRUSTEES AND SEPARATE TRUSTEES..........................................     16

          8.1       Resignation of the Trustee; Appointment of Successor....................................     16

          8.2       Co-Trustees and Separate Trustees.......................................................     17

          8.3       Notice..................................................................................     17

          8.4       Required Consents.......................................................................     17

  SECTION 9. SUPPLEMENTS AND AMENDMENTS.....................................................................     17

          9.1       Supplements and Amendments..............................................................     17

          9.2       Limitation on Amendments................................................................     18

  SECTION 10. THE CERTIFICATES..............................................................................     18

          10.1      Form of Certificates....................................................................     18

          10.2      Terms of Certificates...................................................................     18

          10.3      Payment from Proceeds of Trust Estate Only..............................................     18

          10.4      Place and Manner of Payment.............................................................     19

          10.5      Ownership of Certificates...............................................................     19

          10.6      Registrations of Transfers; Exchanges...................................................     19

          10.7      Mutilated, Lost or Stolen Certificates..................................................     20

          10.8      Payment of Taxes, Etc., on Issuance of New Certificates.................................     20

  SECTION 11. MISCELLANEOUS.................................................................................     21

          11.1      No Legal Title to Trust Estate in the Certificate Holders...............................     21

          11.2      Sale of Equipment by the Trustee is Binding.............................................     21

          11.3      Limitations on Rights of Others.........................................................     21

          11.4      Notices.................................................................................     21

          11.5      Severability............................................................................     21

          11.6      Limitation on the Certificate Holders' Liability........................................     21

          11.7      Separate Counterparts...................................................................     21

         11.8      Successors and Assigns..................................................................    22

         11.9      Headings and Table of Contents..........................................................    22

         11.10     GOVERNING LAW...........................................................................    22

         11.11     Performance by the Certificate Holders..................................................    22

         11.12     No Implied Waiver.......................................................................    22

         11.13     Termination of Lessee's Rights..........................................................    22

         11.14     Name....................................................................................    22

                                      -iv-

                      AMENDED AND RESTATED TRUST AGREEMENT

                  This AMENDED AND RESTATED TRUST AGREEMENT (this "Trust
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Agreement") dated as of August 30, 2001 between GENERAL ELECTRIC CAPITAL
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CORPORATION, a Delaware corporation (together, with their respective permitted successors and assigns hereunder, the "Certificate Holders") and WILMINGTON
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TRUST COMPANY, a Delaware banking corporation (in its individual capacity, the "Trust Company"; and in its capacity as trustee hereunder, together with its
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permitted successors and assigns hereunder, the "Trustee").
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                              Preliminary Statement
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                  On August 2, 2001, (i) J.P. Morgan Leasing Inc. (the "Original
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Certificate Holder") and the Trust Company formed Hanover Equipment Trust 2001A,
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a Delaware business trust (the "Trust"), pursuant to the Delaware Business Trust
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Act, 12 Del.C. c.38 (the "Delaware Act"), (ii) Trustee executed and filed in the
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office of the Secretary of State of the State of Delaware a Certificate of Trust in the form attached hereto as Exhibit A (the "Certificate of Trust"), and (iii)
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Original Certificate Holder and the Trust Company entered into that certain Trust Agreement dated as of August 2, 2001 (the "Original Trust Agreement").
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                  The Original Certificate Holder has conveyed all of its interest in the Trust to the Certificate Holders pursuant to that certain Assignment of Beneficial Interest in Trust dated as of the date hereof. The Certificate Holders and Trustee desire to amend and restate the Original Trust Agreement in its entirety to read as set forth herein.

                  This Trust Agreement is being entered into for the purpose of vesting in the Trust title to the Trust Estate, as hereafter defined, and responsibility for the protection and conservation of the Trust Estate.

                  The Trust Company is willing to act as trustee hereunder and to accept the trust created hereby, subject to the terms and conditions of this Trust Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Trust Agreement in its entirety as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Definitions. For purposes of this Trust Agreement,
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capitalized terms used in this Trust Agreement and not otherwise defined herein shall have the meanings assigned to them in Annex A attached hereto.
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                  SECTION 2. AUTHORITY TO EXECUTE AND PERFORM
                         VARIOUS DOCUMENTS; DECLARATION
                            OF TRUST BY TRUST COMPANY

     2.1 Authority to Execute and Perform Various Documents. The Certificate
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Holders hereby authorize and direct the Trustee: (i) on the Closing Date or the Release Date, as applicable, to execute and deliver, in the name and on behalf of the Trust (in the form provided to it by the Certificate Holders), each Operative Agreement to which the Trust is a party and any other agreements, instruments, certificates, documents or other writings or records related to the transactions contemplated thereby to which the Trust is a party, (ii) to take whatever action shall be required to be taken by the Trustee or the Trust by the terms of, and exercise the rights and perform the duties under, each of the documents, agreements, instruments and certificates referred to in clause (i) above as set forth in such documents, agreements and certificates, (iii) subject to the terms of this Trust Agreement and the Operative Agreements, to take such other action in connection with the foregoing as the Certificate Holders may from time to time direct in writing, and (iv) to execute and file in the office of the Secretary of State of the State of Delaware (a) such amendments, restatements or corrections to the Certificate of Trust as may, from time to time, be required under Sections 3810(b), (c) or (e) of the Delaware Act and (b) a Certificate of Cancellation in the form required by Section 3810(d) of the Delaware Act upon termination of the Trust pursuant to Section 7 of this Trust Agreement and the winding up of the Trust's affairs.

     2.2 Declaration of Trust by the Trust Company. The Trust Company hereby
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declares that it will hold all estate, right, title and interest of the Trust in and to the Equipment, the Certificate Holder Contributions, the Note Proceeds, the Operative Agreements and any other property contributed by the Certificate Holders, including, without limitation, all amounts on account of Rent, insurance proceeds, indemnity or other payments of any kind (collectively, the "Trust Estate"), as Trustee upon the trusts set forth herein and for the use and
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benefit of the Certificate Holders, subject, however, to the provisions of the Participation Agreement, the Lease, the Indenture and the other Operative Agreements.

                          SECTION 3. PAYMENTS; YIELD;

     3.1 Priority of Payments. (a) Subject to the terms and requirements of the
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Operative Agreements, all payments and amounts received by the Trust, on its behalf, shall be distributed forthwith upon receipt in the following order of priority: first, so much of such payment or amounts as shall be required to pay
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or reimburse the Trust Company for any fees, compensation, indemnification or expenses (including reasonable attorneys' fees and expenses) not otherwise paid or reimbursed to the Trust Company and as to which the Trust Company is entitled to be paid or reimbursed hereunder or under any other Operative Agreement shall be retained by the Trustee and forthwith remitted to the Trust Company; and second, promptly following receipt by the Trust, ratably to the Certificate
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Holders. Notwithstanding the foregoing, in the event that, upon the termination or expiration of the Lease, the Trust has any amounts remaining after (i) payment to the Certificate Holders of the Certificate Holder Contribution, together with all accrued and unpaid Certificate Holder Yield and all other amounts owed to the Certificate Holders hereunder (including, without limitation, premium), and (ii) payment and performance by the Lessor of all of its obligations under the Operative Agreements, the Trust shall pay any such remaining amounts to Lessee.

                  (b) Subject to the terms and requirements of the Operative Agreements, on each Certificate Holder Yield Payment Date, the Certificates will be entitled to payments on the unpaid amount thereof in an amount equal to the Certificate Holder Yield with respect thereto.

                  (c) Subject to the terms and requirements of the Operative Agreements, the Certificate Holder Contribution shall be repaid to the Certificate Holders as provided in this Section 3.

                  (d) The Trust may not prepay the Certificate Holder Contributions, in whole or in part, except (i) in accordance with Section 2.2 of the Participation Agreement and (ii) as otherwise provided in this Section 3 (including without limitation, clause (e) below). Upon any such prepayment, the Certificate Holders shall be entitled to a prepayment premium, but only to the extent that the Securityholders are entitled to prepayment premium under the Indenture with respect to the related prepayment of the Securities. The prepayment premium shall be a percentage equal to the percentage premium paid to the Securityholders for the related prepayment of the Securities. Notwithstanding the foregoing, the Trust shall retain all such prepayment premiums in an interest bearing account, and shall not distribute any portion of such prepayment premium to the Certificate Holders, until such time as (A) the Certificate Holders shall have been paid the Certificate Holder Contribution, together with all accrued and unpaid Certificate Holder Yield and all other amounts owed to the Certificate Holders hereunder or (B) if earlier, the termination of the Lease.

                  (e) In the event a Special Redemption shall occur with respect to the Securities, on the date the Securities are so redeemed the Trust shall pay to the Certificate Holders an amount equal to the sum of (i) the Certificate Holder Contribution, (ii) all accrued and unpaid Certificate Holder Yield through such date and (iii) a premium of one percent (1%) of the Certificate Holder Contribution being repaid on such date.

                  (f) If all or a portion of the Certificate Holder Contribution or Certificate Holder Yield on the Certificates is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount, without limiting the rights of the Certificate Holders under any Operative Agreement, will bear interest at a rate per annum equal to the Overdue Rate.

                  3.2 Event of Default. Upon the occurrence of an Event of
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Default and the Securities becoming due and payable, whether automatically or with the consent, or at the request of, the Indenture Trustee, the Certificate Holder Contributions evidenced by the Certificates (with accrued Certificate Holder Yield thereon) and all other amounts owing to the Certificate Holders under this Trust Agreement and the other Operative Agreements will immediately become due and payable.

                  3.3 Excepted Payments Notwithstanding anything in this
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Section 3 or elsewhere in this Trust Agreement to the contrary, any Excepted Payment received at any time by the Trust shall be distributed promptly to the Person entitled to receive such Excepted

Payment and shall not constitute a part of the Collateral pursuant to the Security Documents and shall not be paid to the Account.

               3.4 Return of Certificate Holder Contribution Upon Sale of the
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Equipment. Upon the date of any purchase by Lessee of all of the Equipment, then
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subject to the Lease, the Participation Agreement and the other Operative Agreements, and upon the payment in full of the Securities, the Trust shall, from the Trust Estate, (a) return to each Certificate Holder its outstanding Certificate Holder Contribution evidenced by its Certificate, in full, (b) return to each Certificate Holder all Certificate Holder Yield accrued and unpaid on the Certificate Holder Contribution represented by its Certificate to the date of such return and (c) return to each Certificate Holder all other amounts then due and payable by the Trust hereunder or under the other Operative Agreements to Certificate Holders. Upon the date of a purchase by Lessee of a portion of the Equipment, then subject to the Lease, the Participation Agreement and the other Operative Agreements, and upon the payment in full of the amounts required to be paid to the Securityholders with respect to such purchase, the Trust shall, from the Trust Estate, return to each Certificate Holder a pro rata portion of its Certificate Holder Contribution based on the purchase price of the sold Equipment as it relates to the original Equipment Cost of all of the Equipment, together with all Certificate Holder Yield accrued and unpaid on such portion of the Certificate Holder Contribution to the date of such purchase.

               3.5 Expiration Date. On the Expiration Date or earlier
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termination of the Lease, unless the Trust shall have retained ownership of the Equipment after the termination of the Lease, the Trustee shall pay to each Certificate Holder, from the Trust Estate, all unpaid Certificate Holder Contribution for such Certificate Holder as of such date together with all accrued but unpaid Certificate Holder Yield thereon and all other amounts then due and payable by the Trust hereunder or under the other Operative Agreements to the Certificate Holders. If any amount remains in the Trust Estate after the payment set forth in the previous sentence and after the payment and performance of all other obligations of the Lessor under the Operative Agreements, Trustee shall deliver such amounts to Lessee. If, after the Expiration Date or earlier termination of the Lease, the Trust retains ownership of the Equipment, the Trustee shall distribute all amounts received by the Trust on or after such date in accordance with Section 3.1.

               3.6 Certificate Holder Yield. The aggregate outstanding
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Certificate Holder Contributions of all Certificate Holders shall accrue Certificate Holder Yield on the unpaid amount thereof at a rate per annum equal to the Yield Rate (subject to Section 3.1(e) hereof). Certificate Holder Yield shall be payable on each Certificate Holder Yield Payment Date in respect of the Certificate Holder Contributions. The Yield Rate shall be based on the Eurodollar Rate unless another provision of this Article 3 provides that the Yield Rate shall be based on the ABR.

               3.7 Computation of Certificate Holder Yield on any Certificate
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Holder Contribution. Certificate Holder Yield in respect of any Certificate
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Holder Contribution shall be calculated by the Trust on the basis of a 360-day year for the actual days elapsed (including the first day and excluding the last day), or, in the case of Certificate Holder Yield accruing by reference to the ABR, on the basis of a 365-day or 366-day year for the actual days elapsed.

                  3.8 Inability to Determine Interest Rate. If prior to the
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first day of any Interest Period:

                  (a) the Required Certificate Holders shall have determined (which determination shall be conclusive and binding upon the Trust absent manifest error) that, by reason of circumstances affecting the eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Trust shall have received notice from the Required Certificate Holders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Certificate Holders (as conclusively certified by such Certificate Holders) of making or maintaining their affected Certificate Holder Contributions during such Interest Period, such Certificate Holders shall give telecopy or telephonic notice thereof to the Trust and the other Certificate Holders as soon as practicable thereafter. If such notice is given, the Yield Rate as of the first day of such Interest Period shall be based on the ABR until such notice has been withdrawn by the Required Certificate Holders.

                  3.9 Illegality. Notwithstanding any other provision herein,
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if, after the date hereof, any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Certificate Holder to receive Certificate Holder Yield based on the Eurodollar Rate, the Yield Rate shall be based on the ABR commencing on the last day of the then current Interest Period or within such earlier period as required by law. If any such conversion from a Yield Rate based on the Eurodollar Rate to a Yield Rate based on the ABR occurs on a day which is not the last day of the then current Interest Period, the Trust shall pay to such Certificate Holder such amounts, if any, as may be required pursuant to Section 3.11.

                  3.10 Requirements of Law. (a) In the event of a change, after
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the date hereof, in any Requirement of Law as in existence on the date hereof or in the interpretation or application thereof or compliance by any Certificate Holder with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Certificate Holder to any tax of any kind whatsoever with respect to this Agreement, any Certificate or the Certificate Holder Contribution made by it, or change the basis of taxation of payments to such Certificate Holder in respect thereof (except for Non-Excluded Taxes and changes in the rate of tax on the overall net income of such Certificate Holder or tax imposed in lieu of net income taxes);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Certificate Holder which is not otherwise included in the determination of the Eurodollar Rate; or

                  (iii) shall impose on such Certificate Holder any other condition;

and the result of any of the foregoing is to increase the cost to such Certificate Holder, by an amount which such Certificate Holder deems to be material, of making or continuing or maintaining the Certificate Holder Contribution with the Yield Rate based on the Eurodollar Rate or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Trust shall promptly pay such Certificate Holder, upon its demand, any additional amounts necessary to compensate such Certificate Holder for such increased cost or reduced amount receivable. If any Certificate Holder becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Trust by delivery of a certificate setting forth the amounts due and a description of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Certificate Holder to the Trust shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Certificates and all other amounts payable hereunder.

          (b) In the event that any Certificate Holder shall have determined that any change in any Requirement of Law as in existence on the date hereof regarding capital adequacy, reserve requirements or similar requirements or in the interpretation or application thereof or compliance by such Certificate Holder or any corporation controlling such Certificate Holder with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Certificate Holder's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Certificate Holder or such corporation could have achieved but for such change or compliance (taking into consideration such Certificate Holder's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Certificate Holder to be material, then from time to time, after submission by such Certificate Holder to the Trust of a written request therefore, the Trust shall pay to such Certificate Holder such additional amount or amounts as will compensate such Certificate Holder for such reduction. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Certificate Holder to the Trust shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Certificates and all other amounts payable hereunder.

          3.11 Indemnity. The Trust agrees to indemnify each Certificate Holder
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and to hold each Certificate Holder harmless from any reasonable loss or expenses which such Certificate Holder may sustain or incur as a consequence of
(a) default by the Trust in payment when due of the any Certificate Holder Contribution or Certificate Holder Yield, (b) default by the Trust in making a borrowing of, conversion into or continuation of Certificate Holder Contributions after the Trust has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Trust in making any prepayment after the Trust has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a repayment of Certificate Holder Contributions on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Certificates and all other amounts payable hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Certificate Holder to the Trust shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Certificates and all other amounts payable hereunder.

          3.12 Taxes. (a) Provided that a Certificate Holder has complied with
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Section 3.13(b), all payments made by the Trust under this Agreement and the Certificates shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Certificate Holder as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Certificate Holder (excluding a connection arising solely from such Certificate Holder having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or the Certificates) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld
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from any amounts payable to a Certificate Holder hereunder or under the Certificates, the amounts so payable to such Certificate Holder shall be increased to the extent necessary to yield to such Certificate Holder (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Certificates. Whenever any Non-Excluded Taxes are payable by the Trust, as promptly as possible thereafter the Trust shall send to such Certificate Holder a certified copy of an original official receipt received by the Trust showing payment thereof. If the Trust fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit the required receipts or other required documentary evidence, the Trust shall indemnify the Certificate Holders for any incremental taxes, interest or penalties that may become payable by Certificate Holder as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Certificates and all other amounts payable hereunder. Notwithstanding the foregoing, before making any demand for payment under this Section 3.12(a) each Certificate Holder agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Certificate Holder office if the making of such a designation would avoid the need for, or reduce the amount of, such payments required under this
Section 3.12(a).

          (b) Each Certificate Holder that is not incorporated under the laws of the United States of America or a state thereof agrees that prior to the first Certificate Holder Yield Payment Date it will deliver to the Trust (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-9 or successor applicable form. Each such Certificate Holder also agrees to deliver to the Trust two further copies of the said Form W-8BEN or W-8ECI and Form W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Trust and such extensions or renewals thereof as may reasonably be requested by the

Trust, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Certificate Holder from duly completing and delivering any such form with respect to it and such Certificate Holder so advises the Trust. Such Certificate Holder shall certify (i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-9, that it is entitled to an exemption from United States backup withholding tax. Each Certificate Holder which fails to provide to the Trust in a timely manner such forms shall reimburse the Trust upon demand for any penalties paid by the Trust as a result of any failure of the Trust to withhold the required amounts, that are caused by such Certificate Holder's failure to provide the required forms in a timely manner.


                        SECTION 4. DUTIES OF THE TRUSTEE

          4.1  Notice of Certain Events. In the event the Trustee shall have
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knowledge of any Lease Default, Lease Event of Default, Indenture Default or Indenture Event of Default, the Trustee shall give prompt telephonic notice thereof followed by written confirmation to the Certificate Holders, the Lessee, the Indenture Trustee and any other Person identified in writing by the Certificate Holders to the Trustee unless such Default or Event of Default no longer exists before the giving of such notice. Subject to the provisions of
Section 4.3, the Trustee shall take or refrain from taking such action, not inconsistent with the provisions of the Operative Agreements, with respect thereto as the Required Certificate Holders shall direct by written instructions to the Trustee. If the Trustee shall have given the Certificate Holders notice of any event and shall not have received written instructions as above provided within thirty (30) days after giving notice in accordance with Section 11.4 of such event to the Certificate Holders, the Trustee may, but shall be under no duty to, and shall have no liability for its failure or refusal to, take or refrain from taking any action with respect thereto, not inconsistent with the provisions of the Operative Agreements, as the Trustee shall deem advisable and in the best interests of the Certificate Holders. For all purposes of this Trust Agreement, in the absence of actual knowledge of an officer in the Corporate Trust Administration Department of the Trust Company, the Trustee shall be deemed not to have knowledge of any Default or Event of Default unless the Trustee receives written notice thereof.

          4.2  Action upon Instructions. Subject to the provisions of Section
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4.3, upon the written instructions of the Required Certificate Holders, or the Lessee given in accordance with Section 11.1 of the Participation Agreement, the Trustee will take or refrain from taking such action or actions, not inconsistent with the provisions of the Operative Agreements, as may be specified in such instructions. If the Trustee is unable to determine whether any such action or actions that it has been instructed to take by the Certificate Holders or the Lessee are inconsistent with the provisions of the Operative Agreements, the Trustee shall give notice in accordance with Section
11.4 of such proposed action or actions to the Certificate Holders and the Lessee and unless, within ten (10) Business Days, any of such parties advises the Trustee in writing that the proposed action or actions are inconsistent with the provisions of the Operative

Agreements (including specific reference to the particular provisions in question), the Trustee shall be entitled to presume that the proposed action or actions are not inconsistent with the provisions of the Operative Agreements and the Trustee shall proceed in accordance with such instructions. The Trustee and the Certificate Holders acknowledge that the Trustee is required to take action and to refrain from taking action with regard to the Indenture as instructed by the Lessee in accordance with Section 11.1(a) of the Participation Agreement, other than any exercise of the Excepted Rights as provided therein.

          4.3  Indemnification. The Trustee shall not be required to take or
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refrain from taking any action under this Trust Agreement or any other Operative Agreement unless the Trust Company shall have been indemnified by the Lessee or, if the Trust Company reasonably believes such indemnity to be inadequate, by the Certificate Holders, in manner and form reasonably satisfactory to the Trust Company, against any liability, fee, cost or expense (including reasonable attorneys' fees and expenses) that may be incurred or charged in connection therewith, other than such as may result from the willful misconduct or gross negligence of the Trust Company or the Trustee or from the failure of the Trust Company or the Trustee to use ordinary care in the receiving, handling and disbursing of funds actually received by it in accordance with the terms of the Trust Agreement; and, if the Certificate Holders or the Lessee shall have directed the Trustee to take or refrain from taking any action under any Operative Agreement, the Certificate Holders or the Lessee, as applicable, agrees to furnish such indemnity by a written undertaking of indemnification and, in addition, to pay the reasonable compensation of the Trust Company (including the advancement and payment of reasonable attorneys' fees and expenses) for the services performed or to be performed by the Trustee pursuant to such direction. The Trustee shall not be required to take any action under any Operative Agreement if the Trust Company shall reasonably determine, or shall have been advised by counsel, that such action is likely to result in personal liability for which the Trust Company has not been and will not be adequately indemnified or is contrary to the terms hereof or of any Operative Agreement to which the Trustee is a party or is otherwise contrary to law. The Trustee shall be under no liability with respect to any action taken or omitted to be taken by the Trustee in accordance with instructions of the Certificate Holders or the Lessee pursuant to Section 4.2.

          4.4  No Duties Except as Specified in Trust Agreement or Instructions.
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The Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Equipment, or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under or in connection with any Operative Agreement to which the Trust is a party, except as expressly provided by the terms of this Trust Agreement or in written instructions from all Certificate Holders or the Lessee received pursuant to this Agreement; and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. The Trust Company nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Lessor's Liens arising by through or under the Trust Company on any part of the Trust Estate.

          4.5  No Action Except Under Specified Documents or Instructions. The
               ----------------------------------------------------------
Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Equipment, or any other part of the Trust Estate, except
(i) as required by the terms of the

Operative Agreements, (ii) in accordance with the powers granted to, or the authority conferred upon, it pursuant to this Trust Agreement or (iii) in accordance with the express terms hereof or with written instructions from all Certificate Holders or the Lessee pursuant to this Agreement.

          4.6  Absence of Duties. (a) The Trustee shall not have any duty to (i)
               -----------------
file, record or deposit any Operative Agreement or any other document, or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document, (ii) obtain insurance on any Equipment or effect or maintain any such insurance, other than to receive and forward to the Certificate Holders any notices, policies, certificates or binders furnished to the Trustee pursuant to the Lease, (iii) maintain any Equipment, (iv) pay or discharge any Tax or any Lien owing with respect to or assessed or levied against any part of the Trust Estate, except as provided in the last sentence of
Section 4.4, other than to forward notice of such Tax or Lien received by the Trustee to the Certificate Holders, (v) confirm, verify, investigate or inquire into the failure to receive any reports or financial statements of the Lessee,
(vi) inspect any Equipment at any time or ascertain or inquire as to the performance or observance of any of the covenants of the Lessee or any other Person under any Operative Agreement with respect to any Equipment, or (vii) manage, control, use, sell, dispose of or otherwise deal with any Equipment or any part thereof or any other part of the Trust Estate, except as provided in
Section 4.5.

          (b) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than the State of Delaware if the taking of such action will: (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee; or (iii) subject the Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee contemplated hereby.

          (c) The Trustee, in the exercise or administration of the trusts and powers hereunder, including its obligations under Section 4.2 hereof, may, at the reasonable expense of the Lessee, employ agents, attorneys, accountants and auditors and enter into agreements with any of them and the Trust Company shall not be liable, either in its individual capacity or in its capacity as Trustee, for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected by it in good faith and after due inquiry. Notwithstanding the foregoing, as long as there does not exist any Lease Event of Default, no such agents, attorneys, accountants or auditors shall be employed without the prior written consent of the Lessee, which consent may not be unreasonably withheld or delayed; provided that such consent shall not be required with respect to the
         --------
Trustee's exercise or administration of the trusts and powers hereunder.

                             SECTION 5. THE TRUSTEE

          5.1  Acceptance of Trust and Duties. The Trust Company accepts the
               ------------------------------
trust hereby created and agrees to perform the same, but only upon the terms of this Trust Agreement. The Trustee agrees to receive, manage and disburse any moneys constituting part of the Trust

Estate actually received by it as Trustee in accordance with the terms of this Trust Agreement. The Trust Company shall not be answerable or accountable under any circumstances, except for (i) its own willful misconduct or gross negligence, (ii) the inaccuracy of any of its representations or warranties contained in this Trust Agreement or the Participation Agreement or (iii) its failure to perform obligations expressly undertaken by it in this Agreement and the Operative Agreements and (iv) Taxes based on or measured by any fees, commissions or compensation received by it for acting as Trustee in connection with any of the transactions contemplated by the Operative Agreements.

          5.2  Furnishing of Documents. The Trustee will furnish to the
               -----------------------
Certificate Holders, and to such other Persons as the Certificate Holders shall direct in writing, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, opinions, certificates, financial statements and any other instruments or writings furnished to the Trustee hereunder or to the Trust under the Operative Agreements, unless by the express terms of any Operative Agreement a copy of the same is required to be furnished by some other Person directly to the Certificate Holders, or the Trustee shall have determined that the same has already been furnished to the Certificate Holders.

          5.3  No Representations or Warranties as to any Equipment or Operative
               -----------------------------------------------------------------
Agreements. The Trust Company makes (i) NO REPRESENTATION OR WARRANTY, EITHER
----------
EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR PARTICULAR PURPOSE OF ANY EQUIPMENT OR ANY OTHER REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY EQUIPMENT OR ANY OTHER PART OF THE TRUST ESTATE WHATSOEVER, except that the Trust Company hereby represents, warrants and covenants to the Certificate Holders that it will comply with the last sentence of Section 4.4, and (ii) no representation or warranty as to the validity or enforceability of any Operative Agreement or as to the correctness of any statement made by a Person other than the Trust Company contained in any thereof, except that the Trust Company represents, warrants and covenants to the Certificate Holders that this Trust Agreement has been, and each of the other Operative Agreements which contemplates execution thereof by the Trustee on behalf of the Trust has been or will be, executed and delivered by its officers who are, or will be, duly authorized to execute and deliver documents on its behalf and is enforceable against it or the Trust, as the case may be, in accordance with its terms except to the extent such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          5.4  Segregation of Moneys. Except as otherwise provided herein or in
               ---------------------
any of the Operative Agreements, any moneys received by the Trustee hereunder need not be segregated in any manner, except as may be required by law.

          5.5  Reliance: Advice of Counsel. The Trust Company shall not incur
               ---------------------------
any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it in good faith to be genuine and to be signed by the proper party or parties. The Trust Company and the Trustee may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trust Company and the Trustee may for all purposes hereof rely on an officers' certificate of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trust Company and the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon, except as provided in Section 5.1 hereof. In the administration of the Trust, the Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and neither the Trust Company nor the Trustee shall be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons.

          5.6  Liability with Respect to Documents. Neither the Trust Company
               -----------------------------------
nor the Trustee shall incur any liability to any Person for the due execution hereof by the Certificate Holders or for the form, character, genuineness, sufficiency, value or validity of any Equipment or any other part of the Trust Estate or for or in respect of the validity or sufficiency of any of the Operative Agreements (other than with respect to due execution by the Trust Company or the Trustee) and neither the Trust Company nor the Trustee shall assume or incur any liability, duty or obligation to any Person or to the Certificate Holders, other than as expressly provided for herein or in any of the other Operative Agreements.

          5.7  Not Acting in Individual Capacity. All Persons (other than the
               ---------------------------------
Certificate Holders to the extent provided herein) having any claim against the Trust Company or the Trustee by reason of the transactions contemplated by the Operative Agreements shall look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Section 5.

          5.8  Books and Records; Tax Returns. (a) The Trustee and the
               ------------------------------
Certificate Holders shall treat the trust created hereby as a grantor trust for all federal and state income tax filing purposes.

          (b) The Trustee shall file, or cause to be filed, an application with the Internal Revenue Service for a taxpayer identification number with respect to the Trust. The Certificate Holders shall prepare and file, or cause to be prepared and filed, the Federal tax return, reports, state tax returns and other forms with respect to the Taxes due and payable by the Trust in connection with the transactions contemplated hereby or by the other Operative Agreements. In the event that the Certificate Holders shall request the Trustee to prepare (or cause to be prepared) such tax returns, at the expense of the Trust, the Certificate Holders shall furnish to Trustee all such information as may be required from the Certificate Holders in connection with the preparation of such tax returns. The Trustee shall keep copies of all returns delivered to or filed by it relating to the Trust.

          (c) The Certificate Holders shall sign on behalf of the Trust any and all tax returns of the Trust.

          (d) Neither the Trustee nor the Trust Company shall be under any obligation to appear in, prosecute or defend any action, which in its opinion may require it to incur any out-of-pocket expense or any liability unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may reasonably require. The Trustee may, but shall be under no duty to, undertake such action as it may deem necessary at any and all times, without any further action by the Certificate Holders to protect the Equipment or any other part of the Trust Estate and the rights and interests of the Certificate Holders pursuant to the terms of this Trust Agreement; provided
                                                                       --------
that the Trust Company may obtain reimbursement for the reasonable out-of-pocket expenses and costs (including reasonable attorneys fees and expenses) of such actions, undertakings or proceedings from the Lessee. Each of the Certificate Holders and the Trustee, by entering into this Trust Agreement, agrees that it will file its own Federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as a grantor trust. The parties agree that, unless otherwise required by final decision (i.e., one from which no appeal can be taken or with respect to which the time for appeal has expired) of the appropriate taxing authorities or court of competent jurisdiction, the Certificate Holders shall file, or cause to be filed, annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a grantor trust for such tax purposes.

          5.9  Tax Treatment. It is the intention of the parties for the Trust
               -------------
to be disregarded for federal income tax purposes and be treated as a mere financing vehicle. This Trust is not a business trust for tax purposes. It is the intention of the parties hereto that, to the extent the Trust is not considered a mere financing vehicle, then solely for income and franchise tax purposes, the Trust will be treated as a grantor trust. The Certificate Holders and the Trustee, by entering into this Trust Agreement, agree that they will file their own Federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as a grantor trust.

   SECTION 6. INDEMNIFICATION OF THE TRUST COMPANY BY THE CERTIFICATE HOLDERS

          6.1  The Certificate Holders to Indemnify the Trust Company. The
               ------------------------------------------------------
Certificate Holders agree to assume liability for, and to defend, indemnify and hold harmless the Trust Company from and against, any and all obligations, liabilities, losses, actions, suits, penalties, taxes (other than any taxes on, based on or measured by the compensation received by the Trust Company for acting as Trustee hereunder), claims, demands, costs and expenses (including reasonable attorneys fees and expenses) of any nature whatsoever (collectively, "Claims") which may be imposed on, incurred by or asserted at any time against
 ------
the Trust Company or the Trustee (but only if and to the extent that the Trust Company has not actually received payment with respect to such claims from Lessee or any other party) in any way relating to or arising out of the Trust Estate, any of the Equipment included therein, the administration of the Trust Estate or any action or inaction of the Trustee hereunder, under the Operative Agreements or any transaction contemplated thereby, or in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, delivery, nondelivery, leasing, subleasing, possession, use, operation, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any of the Equipment or any part thereof; (b) any latent or other defects whether or not discoverable;
(c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any of the Equipment or the environment relating to any of the Equipment, the Lessee or the Certificate Holders; (d) any breach by each of the Certificate Holders of any of its representations or warranties under the Operative Agreements or failure by each of the Certificate Holders to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; and (e) personal injury, death or property damage, including Claims based on strict liability in tort except only that the Certificate Holders shall not be required to indemnify the Trust Company for expenses arising or resulting from any of the matters described in the last sentences of Sections 4.4 and 5.1 and to the extent the matters arise from the gross negligence or willful misconduct of the Trust Company. The indemnities contained in this Section 6.1 shall survive the resignation or removal of the Trustee and the termination of this Trust Agreement.

          6.2  Compensation and Expenses. The Trust Company shall receive from
               -------------------------
the Lessee as compensation for its services hereunder the fees set forth on Exhibit B hereto. The Trust Company shall also be entitled to be reimbursed by
---------
the Lessee for its reasonable expenses (including reasonable attorneys' fees and expenses) incurred in the performance of its duties as Trustee hereunder and to be compensated reasonably for any extraordinary services rendered hereunder at the request of the Certificate Holders, provided, that such extraordinary services shall be subject to the prior written approval (not to be unreasonably withheld or delayed) of Lessee unless Lessee is directly or indirectly responsible for the need for such services.

          6.3  Limitation. The Trust Company and the Trustee shall not be
               ----------
required to exhaust their remedies against the Lessee (or any other liable Person) under the Operative Agreements before seeking to enforce their rights against the Certificate Holders under this Section 6; provided that with respect to claims for indemnification under the Operative Agreements, the Trust Company and the Trustee shall seek such indemnification from Lessee before seeking such indemnification from the Certificate Holders.

                    SECTION 7. TERMINATION OF TRUST AGREEMENT

          7.1  Termination of Trust Agreement. This Trust Agreement and the
               ------------------------------
Trust shall terminate and the Trust Estate shall, subject to the provisions of the other Operative Agreements and Section 4 hereof, be distributed to the Certificate Holders, and this Trust Agreement shall be of no further force or effect (subject to the last sentence of Section 6.1), upon the earlier of (i) the written request of the Certificate Holders following the sale or other final disposition by the Trustee or its agent of all property constituting part of the Trust Estate and the final distribution by the Trustee or its agent of all moneys or other property or proceeds constituting part of the Trust Estate in accordance with the terms of Section 4 and (ii) the date that is thirty (30) years after the date hereof. Notwithstanding the foregoing, this Trust Agreement shall not terminate until all obligations of the Trust under the Operative Agreements shall have been discharged.

          7.2  Termination at Option of the Certificate Holders. Notwithstanding
               ------------------------------------------------
Section 7.1 (subject to the last sentence of Section 6.1), this Trust Agreement and the Trust shall terminate and the Trust Estate shall be distributed to the Certificate Holders, and this Trust Agreement shall be of no further force and effect, upon the prior consent of the Lessee and upon the election of the Required Certificate Holders by notice to the Trustee, if such notice shall be accompanied by the written agreement of the Required Certificate Holders assuming all the obligations of the Trustee and the Trust under or contemplated by the Operative Agreements and all other obligations of the Trustee incurred by it as trustee hereunder; provided, that the Certificate Holders agree for the express benefit of the
--------
Lessee, the Indenture Trustee and the Security Holders that without the consent of the Indenture Trustee, no such election shall be effective until the Liens and security interests of the Security Documents shall have been released. Such written agreement shall be reasonably satisfactory in form and substance to the Trustee and the Trust Company and shall release the Trustee and the Trust Company from all further obligations of the Trustee and the Trust Company hereunder and under the Operative Agreements including, without limitation, the agreements and other instruments mentioned in the preceding sentence.

          7.3  Termination at Option of the Trustee. Notwithstanding any other
               ------------------------------------
section hereof (subject to the last sentence of Section 6.1), at any time six months after the date the Lease shall no longer be in full force and effect and all obligations of the Trust under the Operative Agreements shall have been discharged, the Trustee shall have the option, but shall have no obligation, to:
(a) terminate this Trust Agreement and the Trust and (b) distribute and convey, or cause to be distributed and conveyed, the Trust Estate to the Certificate Holders; provided, that the Trustee agrees for the express benefit of the Lessee, the Indenture Trustee and the Security Holders that without the consent of the Indenture Trustee, the exercise of such option shall not be effective until the Liens and security interests of the Security Documents shall have been released. The exercise of such option by the Trustee and the Trust Company shall cause this Trust Agreement to be of no further force and effect and shall release the Trustee and the Trust Company from all further obligations of the Trustee and the Trust Company hereunder and under the Operative Agreements including, without limitation, the agreements and other instruments mentioned in the preceding sentence.

          7.4  Actions by the Trustee upon Termination. Upon termination of this
               ---------------------------------------
Trust Agreement and the Trust pursuant to Section 7.1, 7.2 or 7.3, the Trustee shall take such action as may be necessary or as may be requested in writing by all Certificate Holders to (i) transfer the Trust Estate to the Certificate Holders, including, without limitation, the execution, without representation or recourse, of instruments of transfer or assignment with respect to any of the Operative Agreements to which the Trust is a party and, upon the completion of the winding up of the Trust's affairs, and (ii) execute and cause to be filed in the Office of the Secretary of State of the State of Delaware a Certificate of Cancellation in the form required by Section 3810(d) of the Delaware Act.

          7.5  Bankruptcy of Certificate Holders.  In the event of the
               ---------------------------------
bankruptcy, insolvency or other similar incapacity of the Certificate Holders, this Trust Agreement and the Trust hereby created shall not terminate. Without the prior written consent of the Indenture Trustee, the Certificate Holders may not withdraw from the Trust or obtain possession of, or otherwise exercise remedies with respect to, the Trust Estate or any portion thereof prior to the satisfaction and discharge of the Liens of the Security Documents; provided,
                                                                   --------
however, nothing in this Section 7.5 shall prevent (a) the distribution of any funds to the Certificate Holders in accordance with Section 8 of the Indenture or the taking of any action to enforce the provisions of Section 8 of the Indenture, or (b) the exercise by the Certificate Holders of any remedies with respect to the Excepted Rights.


     SECTION 8. SUCCESSOR TRUSTEES, CO-TRUSTEES AND SEPARATE TRUSTEES

         8.1 Resignation of the Trustee; Appointment of Successor. (a) The
             ----------------------------------------------------
Trustee may resign at any time without cause by giving at least 30 days' prior written notice to the Certificate Holders, the Indenture Trustee and the Lessee, such resignation to be effective on the acceptance of appointment by a successor Trustee under Section 8.1(b). The Trustee may be removed with or without cause at any time by all Certificate Holders with 60 days' prior written notice and a copy of which notice shall be concurrently delivered to the Indenture Trustee and the Lessee. Any such removal shall be effective upon the acceptance of appointment by a successor Trustee under Section 8.1(b). In case of the resignation or removal of the Trustee, the Certificate Holders may appoint a successor Trustee by an instrument signed by all Certificate Holders, which appointment shall be subject to Lessee's approval, not to be unreasonably withheld or delayed, unless a Lease Event of Default shall have occurred and be continuing. If a successor Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Trustee or the Certificate Holders may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor shall have been appointed and shall have accepted its appointment as above provided. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as above provided within one year from the date of the appointment by such court.

         (b) Any successor Trustee, however appointed, shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without further act shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named an Trustee herein; but nevertheless, upon the written request of such successor Trustee such predecessor Trustee shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to successor Trustee all moneys or other property then held by such predecessor Trustee upon the trusts herein expressed.

         (c) Any successor Trustee, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America (provided that at all times there is at least one trustee hereunder that
 -------- ----
satisfies the requirements of Section 3807 of the Delaware Act) and having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of Trustee hereunder upon reasonable or customary terms. No such successor trustee shall
(i) be located in a jurisdiction which creates adverse consequences for Lessee (unless such circumstances would be created by substantially all jurisdictions where major banking or trust institutions are located) or (ii) charge fees for its services as Trustee in excess of the then prevailing market rates for such services (unless the Certificate Holders agree that they and not Lessee shall be liable for such excess).

         (d) Any Person into which the Trust Company may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trust Company shall be a party, or any Person to which substantially all of the corporate trust business of the Trustee may be transferred, shall, subject to the terms of Section 8.1(c), be the Trustee under this Trust Agreement without further act.

         8.2 Co-Trustees and Separate Trustees. Whenever the Trustee or all
             ---------------------------------
Certificate Holders shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or bring any suit with respect to the Trust Estate, the Securities or any Operative Agreement, or the Trustee or each of the Certificate Holders shall be advised by counsel satisfactory to it that it is so necessary or prudent, the Trustee and each of the Certificate Holders shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other action, necessary or proper to appoint one or more Persons (and the Trustee may appoint one or more of its officers) either as co-trustee or co-trustees jointly with the Trustee of all or any part of the Trust Estate, or as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof and such rights or duties as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Trustee and the Certificate Holders. In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee, without the appointment of a successor to such co-trustee or separate trustee.

         8.3 Notice. At all times that a successor Trustee is appointed pursuant
             ------
to Section 8.1, the Trustee resigns pursuant to Section 8.1 or a co-trustee or separate trustee is appointed pursuant to Section 8.2, the Certificate Holders shall give notice of such fact within 10 days of its occurrence to the Lessee and the Indenture Trustee.

         8.4 Required Consents. Notwithstanding the provisions of Sections 8.1
             -----------------
and 8.2 above, the Trustee shall not be removed and no successor Trustee, co-trustee or separate trustee shall be appointed without the consent of the Indenture Trustee and the Lessee (which consent shall not reasonably be withheld) as long as the liens and security interests of the Security Documents remain in full force and effect.

            SECTION 9. SUPPLEMENTS AND AMENDMENTS

         9.1 Supplements and Amendments. (a) Subject to Section 9.2 hereof, at
             --------------------------
the written request of the Required Certificate Holders, this Trust Agreement shall be amended by a written instrument signed by the Trust Company and the Required Certificate Holders, but if in the opinion of the Trust Company any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of, it or the Trustee under this Trust Agreement, any of the Operative Agreements to which it or the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, its charter documents or by-laws or any document contemplated hereby to which it or the Trustee is a party, the Trust Company may in its sole discretion decline to execute such instrument, unless it shall have been provided an indemnity satisfactory to it by the Certificate

Holders. In addition, if in the opinion of any Certificate Holder not included in the Required Certificate Holders requesting such instrument, any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of such Certificate Holder, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, its charter documents or by-laws or any document contemplated hereby to which it is a party, such Certificate Holder may in its sole discretion cause the Trust Company to decline to execute such instrument, unless such Certificate Holder shall have been provided an indemnity satisfactory to it by the Required Certificate Holders

         (b) Without prejudice to any right under this Trust Agreement of the Trust Company to resign, or the Certificate Holders' right under this Trust Agreement to remove the institution acting as trustee, each of the Certificate Holders and the Trust Company hereby agrees with the Lessee and the Indenture Trustee (i) not to terminate or revoke the trust created by this Trust Agreement except as permitted by this Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of this Trust Agreement without the prior written consent of any Person adversely affected by such amendment and without notice to Lessee and (iii) to comply with all of the terms of this Trust Agreement, the nonperformance of which would adversely affect such Person.

         9.2  Limitation on Amendments. The Trust Company shall not, without the
              ------------------------
consent of the Indenture Trustee, execute any amendment that might reasonably result in the trusts created hereunder being terminated prior to the satisfaction and discharge of the Liens and security interest of the Security Documents and other than in accordance with the terms of the Operative Agreements. The provisions of Section 7.5, 9.2 and 10.6(a) may not be amended.

                        SECTION 10. THE CERTIFICATES

         10.1 Form of Certificates. The investment by the Certificate Holders in
              --------------------
the beneficial ownership of the Trust shall be evidenced by one or more Certificates. Each Certificate shall be substantially in the form set forth in Exhibit C attached hereto.
---------

         10.2 Terms of Certificates. Each Certificate issued to the Certificate
              ---------------------
Holders shall be dated the date of its issuance and shall contain a statement by the Trustee that the holder of such Certificate has an undivided beneficial interest in the Trust Estate equal to the percentage interest set forth therein and is entitled to receive the Certificate Holder Yield, the Certificate Holder Contributions, any portion of Transactional Expenses payable to the Lessor and the Certificate Holders, and such other amounts as are described under the Operative Agreements as being paid on account of or in connection with the Certificate Holder Contributions.

         10.3 Payment from Proceeds of Trust Estate Only. All amounts payable by
              ------------------------------------------
the Trustee under the Certificates and under this Trust Agreement shall be paid only from the income and the proceeds from the Trust Estate and only to the extent that the Trust shall have received sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms hereof. Each holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for distribution to such holder as herein provided and that none of the Certificate Holders, any other holders of any Certificates, nor the Trustee (in its individual capacity or as

Trustee) shall be personally liable to any Person for any amounts payable under the Certificates or this Trust Agreement or, except as expressly provided in this Trust Agreement, for any liability under this Trust Agreement.

         10.4 Place and Manner of Payment. The amounts payable to the holders of
              ---------------------------
the Certificates pursuant to this Trust Agreement will be payable at the office of the Trustee at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at the office of any successor Trustee hereunder, in funds of the type received by the Trustee. Notwithstanding the foregoing or any provision in any Certificate to the contrary, the Trust will pay, if so requested by the holder of a Certificate by written notice to the Trust, all amounts payable by the Trust to such holder or a nominee therefor by wire transfer to such holder at such account as such holder shall have specified by notice, in any case without any presentment or surrender of any Certificate.

         10.5 Ownership of Certificates. The Trust may deem and treat the Person
              -------------------------
in whose name any Certificate shall have been registered by the Trust as the absolute owner and holder of such Certificate for the purpose of receiving payment of all amounts payable by the Trust with respect to such Certificate and for all other purposes, and the Trust shall not be affected by any notice to the contrary.

         10.6 Registrations of Transfers; Exchanges. (a) The Certificate Holders
              -------------------------------------
acknowledge and agree that Certificates may not be sold, assigned or otherwise transferred except in accordance with the terms of Section 12.1 of the Participation Agreement and applicable securities laws.

         (b) The Trust shall maintain at its office a register for the purpose of registering transfers and exchanges of Certificates. A holder of a Certificate intending to transfer any or all of the Certificates held by such holder to a new holder, or to exchange any or all of the Certificates held by it for Certificates of different denominations, shall surrender such Certificate or Certificates to the Trust at its office in care of the Trustee at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, together with a written request from the holder surrendering such Certificate or Certificates for the issuance of a new Certificate or Certificates, specifying the denomination or denominations of the same and, in the case of a surrender for transfer, the name and address of the prospective holder or holders. Promptly upon receipt of such documents by the Trust, it will issue a new Certificate or Certificates, in the same aggregate original face amount and dated the same date or dates as the Certificate or Certificates surrendered, and in such denomination or denominations and registered in such name or names as shall be specified in such written request; provided, however, the Trust and the Trustee
                                   --------  -------
will not issue any new Certificates or register or record any transfer or exchange of Certificates unless, and until such time as, all of the requirements set forth in Section 10.7 below have been satisfied. The Trust shall notify the Indenture Trustee and the Lessee whenever it registers the transfer of a Certificate or Certificates, specifying the name and address of the new holder or holders. The Trust shall not be required to register transfers or exchange any surrendered Certificate as above provided during the ten-day period preceding the due date of any payment of Basic Rent under the Lease. Nothing contained in this Section 10.6 shall be deemed to permit the holder of a Certificate to transfer such Certificate except in accordance with the terms of Section 10 hereof and Section 12.1 of the Participation Agreement.

         (c) Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Trust shall deliver Certificates that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Certificates bearing a Restricted Securities Legend prior to the Resale Restriction Termination Date, the Trust shall deliver only Certificates that bear a Restricted Securities Legend unless there is delivered to the Trust an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) The Company shall deliver to the Trustee an Officer's Certificate setting forth the Resale Restriction Termination Date and the Restricted Period.

         (e) The Trust shall retain copies of all letters, notices and other written communications received pursuant to this Section 10.6. The Lessee shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trust.

         10.7 Mutilated, Lost or Stolen Certificates. If any Certificate shall
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become mutilated, destroyed, lost or stolen, the Trust shall, upon the written request of the holder of such Certificate, execute and deliver in replacement thereof a new Certificate, dated the same date as the Certificate so mutilated, destroyed, lost or stolen. If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to the Trust and cancelled. If the Certificate being replaced has been destroyed, lost or stolen, the holder of such Certificate shall furnish to the Trust (a) such security or indemnity as may be required by the Trust or the Trustee to save the Trustee and the Trust Company harmless and (b) evidence satisfactory to the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.

         10.8 Payment of Taxes, Etc., on Issuance of New Certificates. Upon the
              -------------------------------------------------------
issuance of a new Certificate or Certificates pursuant to Section 10.6 or 10.7 hereof, the Trust may require from the party requesting such new Certificate or Certificates payment of a sum to reimburse the Trust for, or to provide funds for, the payment of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or other governmental charge paid or payable by the Trust and the Trustee.

                            SECTION 11. MISCELLANEOUS

          11.1 No Legal Title to Trust Estate in the Certificate Holders. The
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Certificate Holders shall not have legal title to any part of the Trust Estate; provided, that the Certificate Holders have a beneficial interest in the Trust
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Estate. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificate Holders in and to the Trust Estate or hereunder shall operate to terminate this Trust Agreement or the trusts created hereby or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

          11.2 Sale of Equipment by the Trustee is Binding. Any sale, transfer,
               -------------------------------------------
or other conveyance of any of the Equipment or any part thereof by the Trust made pursuant to the terms of this Trust Agreement or any other Operative Agreement shall bind the Certificate Holders and shall be effective to sell, transfer and convey all right, title and interest of the Trust and the Certificate Holders in and to the Equipment or any part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Trust. Nothing herein shall be deemed to permit any sale, transfer or other conveyance of the Equipment or any part thereof by the Trust other than in accordance with the terms of the Operative Agreements.

          11.3 Limitations on Rights of Others. Nothing in this Trust Agreement,
               -------------------------------
whether express or implied, shall be construed to give to any Person, other than the Trust Company, the Trustee, the Certificate Holders, the Security Holders, the Guarantors, the Lessee, the Collateral Agent and the Indenture Trustee, any legal or equitable right, remedy or claim under or in respect of this Trust Agreement, any covenants, conditions or provisions contained herein or in the Trust Estate. Without limiting the generality of the foregoing, as provided in
Section 3805 of the Delaware Act, no creditor of any of the Certificate Holders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

          11.4 Notices. Unless otherwise expressly specified or permitted by the
               -------
terms hereof, all notices hereunder shall be given as provided in the Participation Agreement.

          11.5 Severability. Any provision of this Trust Agreement that may be
               ------------
determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.6 Limitation on the Certificate Holders' Liability. None of the
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Certificate Holders shall have any liability for the performance of this Trust Agreement except as expressly set forth herein.

          11.7 Separate Counterparts. This Trust Agreement may be executed by
               ---------------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          11.8  Successors and Assigns. All covenants and agreements contained
                ----------------------
herein shall be binding upon, and inure to the benefit of, the Trust Company, the Trustee and its successors and assigns and the Certificate Holders and their permitted successors and assigns, the Indenture Trustee, the Security Holders, the Guarantors, the Collateral Agent and the Lessee all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any of the Certificate Holders shall bind the successors and assigns of either of the Certificate Holders. It is the intention of the parties hereto that the trust created hereby constitute a business trust formed pursuant to the Delaware Act with the purpose of facilitating the transactions contemplated by the Operative Agreements.

          11.9  Headings and Table of Contents. The headings and table of
                ------------------------------
contents of the various articles and sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          11.10 GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE. THE TRUST CREATED HEREBY SHALL BE DEEMED A DELAWARE BUSINESS TRUST FOR ALL PURPOSES OF THE DELAWARE ACT AND THIS TRUST AGREEMENT SHALL CONSTITUTE THE GOVERNING INSTRUMENT OF THE TRUST.

          11.11 Performance by the Certificate Holders. Any obligation of the
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Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Certificate Holders and any such performance shall not be construed as a revocation of the trusts created hereby.

          11.12 No Implied Waiver. No term or provision of this Trust Agreement
                -----------------
may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into as provided in Section 9.1; and any such waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

          11.13 Termination of Lessee's Rights. Notwithstanding anything in this
                ------------------------------
Agreement to the contrary, six months after the date the Lease shall no longer be in full force and effect, the Lessee shall have no further rights hereunder and, from and after such date, all references to rights of the Lessee under this Agreement shall be deemed to be deleted.

          11.14 Name. The name of the trust created by this Trust Agreement is
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the "HANOVER EQUIPMENT TRUST 2001A".

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the date and year first above written.

                                          GENERAL ELECTRIC CAPITAL CORPORATION,
                                          a Certificate Holder


                                          By:  ________________________________
                                               Name:
                                               Title:



                                          WILMINGTON TRUST COMPANY, Trustee


                                          By:  ________________________________
                                               Name:
                                               Title:


The addresses of the Certificate Holders are:
401 Merritt Seven, Suite 23
Norwalk, Connecticut 06851-1177
Attention:  Peter DiBiasi

The address of the Trustee is:
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration